EXHIBIT 4.7

                  STATEMENT OF LOAN CLOSING COSTS AND PAYMENTS
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BORROWER:       Echelon International Corporation, a Florida corporation

LENDER: Northwestern Mutual Life Insurance Company, a Wisconsin corporation

LOAN AMOUNT:    $45,000,000.00

CLOSING DATE:   December 30, 1997

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
TOTAL LOAN AMOUNT:                                                              45,000,000.00

1.       Recording Fees:
         a.       Mortgage Modification and
                     Partial Release (three counties)               $99.00
         b.       Agreement and Assignment (three counties)          85.50
         c.       UCC-3 Termination:
                  i.       State                                     28.00
                  ii.      County (three counties)                   31.50
         d.       Amended and Restated Mortgage
                     (two counties)                                 255.00
         e.       Assignment of Rents and Leases
                     (two counties)                                 111.00
         f.       UCC-1 Financing Statement:
                  i.       County (two counties)                     30.00
                  ii.      State                                     31.00
         g.       Corrective Waiver of Right of First Refusal         6.00
         h.       Notices of Termination (five)                      97.50

2.       Title Insurance Premium                                110,825.00
                  Search Fees                                     2,000.00
         Survey Endorsements (4)                                    400.00
         Form 9 Endorsement                                      11,082.50
         Reinsurance Costs                                        3,850.00

3.       Survey                                                     P.O.C.

4.       Environmental Audits                                       P.O.C.

5.       Attorneys' Fees and Costs
         a.       Latham & Watkins                                5,000.00
         b.       Carlton, Fields
                      Fees                                        7,000.00
                      Costs                                         500.00
         c.       Trenam, Kemker
                  Fees through 12/30/97                         $66,500.00
                  Costs through 12/23/97                         $2,096.43

6.       Paydown of Salomon Loan Principal                  $45,000,000.00
                  Accrued Interest (through 12/30/97)           234,937.50
         Repayment Fee                                          450,000.00
                                                            --------------
                                                            $45,894,965.93

TOTAL COSTS AND FEES                                                            $45,894,965.93
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                             DISBURSEMENT STATEMENT
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BORROWER:         Echelon International Corporation, a Florida corporation

LENDER: Northwestern Mutual Life Insurance Company, a Wisconsin corporation

LOAN AMOUNT:      $45,000,000.00

CLOSING DATE:     December 30, 1997

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
TOTAL LOAN AMOUNT                                                                  $45,000,000.00

REFUND OF DEPOSIT (LESS $2,500.00 Fee)                                                 897,500.00

I.       Pinellas County Clerk of Court                                $426.00
            a.  Mortgage Modification (Salomon)        $66.00
            b.  Agreement & Assignment of
                  Loan Documents                        57.00
            c.  Amended and Restated Mortgage          127.50
            d.  Assignment of Leases and Rents          55.50
            e.  UCC-1 Financing                         15.00
            f.   UCC-3 Termination                      21.00
            g.  Corrective Waiver                        6.00
            h.  Notice of Termination                   78.00

II.      Leon County Clerk of Court                                    $289.50
            a.  Mortgage Modification (Salomon)        $33.00
            b.  Agreement and Assignment of
                  Loan Documents                        28.50
            c.  Amended and Restated Mortgage          127.50
            d.  Assignment of Leases and Rents          55.50
            e.  UCC-1 Financing                         15.00
            f.   UCC-3 Termination                      10.50
            g.  Notice of Termination                   19.50

III.     Florida Secretary of State                                     $59.00
            a.  UCC-1 Financing Statement              $31.00
            b.  UCC-3 Financing Statement               28.00

IV.      Salomon Brothers                                         $45,689,937.50
         Wiring Instructions:
         Bank Name:                 Mellon Bank
         Account Name:              Salomon Brothers Realty Corp.
         Account Number:            1177107
         ABA Number:                043000261
         Salomon Contact:           Mike Dempsey (813) 558-7148

V.       Lawyer's Title Insurance Corporation                     $128,157.50

VI.      Trenam, Kemker, Scharf, Barkin, Frye,                    $68,596.43

VII.     Carlton, Fields                                          $7,500.00

VIII.    Echelon International Corporation                           2,534.07
                                                                --------------     --------------
                                                                $45,897,500.00     $45,897,500.00

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                                              ECHELON INTERNATIONAL CORPORATION,
                                              a Florida corporation


                                     By: --------------------------------------
                                         Larry J. Newsome, Senior Vice President